Exhibit 6.6

warrant PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 3rd day of September, 2021, by and between 800 Degrees Pizza, LLC, a Delaware limited liability company (“Pizza”), and Piestro, Inc., a Delaware corporation (“Piestro”). Piestro and Pizza are each sometimes referred to herein individually as a “Purchaser” (in reference to its purchase of Shares, Units or Warrants) or as a “Company” (in reference to its issuance of Shares or Units or its grant of Warrants), as the context requires.

RECITALS

A.            Piestro desires to issue and sell to Pizza, and Pizza desire to acquire from Piestro, warrants (the “Pizza Warrants”) to purchase that number of shares of Piestro’s $0.0001 par value common stock (“Shares”) set forth opposite Pizza’s name in Schedule 1 attached.

B.             Pizza desires to issue and sell to Piestro, and Piestro desire to acquire from Pizza, warrants (the “Piestro Warrants” and, together with the Pizza Warrants, the “Warrants”) to purchase that number of Pizza’s limited liability company membership units (“Units”) set forth opposite Piestro’s name in Schedule 1 attached.

C.             The Warrants and the Units or Shares to be purchased upon exercise thereof (the “Purchased Equity Interests”) are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the foregoing recitals and the mutual promises and covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.             Purchase and Sale of Securities.

(a)            Authorization and Issuance of the Securities. Each Company has authorized the issuance and sale of the Purchased Equity Interests and Warrants pursuant to the terms of this Agreement.

(b)            Issuance of the Securities.

(i)            Purchase and Sale. At the Closing (as defined in Section 1(b)(ii)), each Company shall issue and sell to the applicable Purchaser, and such Purchaser shall purchase and acquire from such Company, the applicable Warrants, subject to Section 1(b)(ii) below.

(ii)            The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall occur concurrently with the execution of this Agreement, or such later date as the parties shall agree to in writing (the “Closing Date”), in each case by exchange of electronic copies of executed documents. At the Closing, each Company shall deliver to the applicable Purchaser an executed Warrant Certificate substantially in the form of Exhibit A-1 or Exhibit A-2 attached (each, a “Warrant Certificate”), as applicable.

2.             Representations and Warranties. As of the Closing Date, each party represents and warrants to the other party that:

(a)            Organization, Good Standing and Qualification. Such party is a legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or limited liability company power and authority to carry on its business as presently conducted. Such party is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)            Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required corporate or limited liability company actions of such party.

(c)            Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by such party, and this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(d)            No Conflict or Violation. Neither the execution and delivery of this Agreement by such party, nor its consummation of the transactions contemplated hereby or thereby, will result in: (i) a violation of, or a conflict with, such party’s Certificate of Incorporation, Certificate of Formation, Bylaws, Limited Liability Company Agreement, or any subscription, stockholders’ or similar types of agreements or understandings, as applicable; (ii) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a material default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any material contract, agreement, instrument, license, encumbrance or permit to which such party is a party or by which such party or its business is bound or affected; (iii) to the knowledge of such party, a violation by such party of any law applicable to it or any judgment, court order or the like to which it is a party or by which it is bound; or (iv) an imposition of any material lien on such party or its assets.

(e)            Consents and Approvals. The execution and delivery of this Agreement by such party, the issuance and sale of Purchased Equity Interests by such party, and the consummation of the transactions contemplated hereby, do not and will not require any authorization, registration or filing with, or consent or approval of, any person, other than such party and its equity holders, including, without limitation, any governmental authority or regulatory body, except for filings required under applicable securities laws.

(f)             Litigation. There is no action, suit, proceeding or investigation pending or, to the best of such party’s knowledge, currently threatened against such party (or, to the best of such party’s knowledge, threatened against or affecting any of the officers, directors or employees of such party with respect to their duties and activities with respect to such party) that questions the validity of this Agreement or the right of such party to enter into such Agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of such party, financially or otherwise.

(g)            Title to Properties; Liabilities; Guarantees. Such party has good, clear and marketable title to its properties and assets, and all the properties and assets that such party owns or purports to own are free and clear of all liens, charges, restrictions, claims, pledges, security interests, mortgages or encumbrances of any nature whatsoever. As of immediately prior to the Closing, such party has no liabilities, contingent or otherwise. Such party has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

(h)            Capitalization.

(i)            The authorized capital of Piestro consists, immediately prior to the Closing, of: (x) 3,000,000 shares of Class F Stock, of which 3,000,000 shares are issued and outstanding immediately prior to the Closing, (y) 10,000,000 shares of common stock, of which 1,218,453 shares are issued and outstanding immediately prior to the Closing, and (z) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding immediately prior to the Closing. Except as set forth on Schedule 2(h)(i), as of immediately prior to the Closing, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from Piestro of any of its equity interests, other than preemptive rights that have been waived as of the Closing.

(ii)           The authorized capital of Pizza consists, immediately prior to the Closing, of 1,000 limited liability company units, of which 900 units are issued and outstanding immediately prior to the Closing. As of immediately prior to the Closing, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from Pizza of any of its equity interests, other than preemptive rights that have been waived as of the Closing.

(i)             Such party is acquiring its Warrants and Purchased Equity Interests for such party’s own account, with the intention of holding the same for investment and not with a view to the distribution thereof in violation of federal and state securities laws.

(j)             Such party understands that the Securities it is purchasing (including the Shares or Units underlying the Warrants) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws in reliance upon exemptions contained in the Securities Act and such applicable state securities laws, and that the other party’s reliance upon such exemptions is based in part on the representations of such party contained in this Agreement. Such party further understands and acknowledges that the Securities it is purchasing (and the Shares or Units underlying the Warrants) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder.

(k)            Such party is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(l)             Such party (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of making the investment contemplated hereby, and (ii) understands that an investment in the other party involves significant risks and is suitable only for persons of adequate financial means who have no need for liquidity in this investment. Such party represents that no assurances or guarantees have been made to such party by anyone, including the other party’s’ management, regarding whether the other party will be profitable. Such party acknowledges that such party may lose all or a portion of such party’s investment in the other party. It is specifically understood and agreed by such party that no person in the other party’s management, and no employee, agent or representative of the other party, has made, nor by this Agreement shall be construed to make, directly or indirectly, explicitly or by implication, any representation, warranty, projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated profits or losses of the other party.

(m)           The other party’s offer of the Securities was privately communicated to such party. At no time has such party received information concerning this offering, the other party or management from any newspaper, magazine, television or radio broadcast, leaflet or other advertisement, public promotional meeting or any other form of general advertising or general solicitation.

3.             Conditions. The obligations of each party to purchase Securities on the Closing Date is subject to the satisfaction of the following conditions:

(a)            No Defaults. The other party shall be in compliance with the terms and provisions set forth in this Agreement and no default or event of default under this Agreement shall have occurred and be continuing or shall occur upon consummation of this Agreement.

(b)            Representations and Warranties. The representations and warranties of the other party contained herein and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct in all respects as though made on and as of the Closing Date, except to the extent that such representations and warranties speak as of a certain date, in which case such representations and warranties shall have been true and correct as of such date.

(c)            Reciprocal Issuance. The other party shall have delivered a Warrant Certificate to such party.

4.             Covenants.

(a)            Reserve for Warrants. Each party must at all times reserve and keep available out of its authorized but unissued equity interests the number of its duly authorized Shares or Units sufficient to effect the issuance of Shares or Units upon the exercise of Warrants, as applicable. If at any time the number of authorized but unissued Shares or Units will not be sufficient to effect the issuance of Shares or Units upon the exercise of Warrants or otherwise to comply with the terms of this Agreement, the applicable party must take all corporate or limited liability company action necessary to increase its authorized but unissued Shares or Units as necessary. Each party will seek and endeavor to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of Shares or Units upon the exercise of Warrants.

(b)            Legal Existence. Each party must maintain, and cause each of its subsidiaries to maintain, their respective legal existence, rights and franchises in full force and effect, until such time as such party’s equityholders and Board of Directors or Board of Managers, as applicable, determine to dissolve, merge, consolidate or convert such party or its subsidiaries into another type of business entity in accordance with the Delaware General Corporation Law or other applicable law.

(c)            Compliance with Laws. Each party must comply, and cause its subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, the noncompliance of which could have a material adverse effect on the business, operations, affairs, financial condition, assets or properties of such party.

(d)            Keeping of Records and Books of Account. Each party must keep, and cause its subsidiaries to keep, in all material respects, adequate records and books of account, in which complete entries will be made in accordance with accounting principles consistently applied from year to year, reflecting all financial transactions of such party and any such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with accounting principles consistently applied will be made.

5.             Other Provisions.

(a)            Legend. Each party understands that the Securities, and any Shares or Units issued in respect of or exchange therefor, may bear the following legend, in addition to any legend required by (i) the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended and (ii) the Stockholders’ Rights Agreement (as defined below) or LLC Agreement (as defined below), as applicable:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)            Rights as Equity Owner. Neither party has any rights as a member or stockholder of the other party, as applicable, until such time as such party has (i) in the case of Pizza, paid the exercise price for the purchase of Shares and executed and delivered to Piestro a counterpart signature page to Piestro’s Stockholders’ Rights Agreement as then in effect (the “Stockholders’ Rights Agreement”), or (ii) in the case of Piestro, paid the exercise price for the purchase of Units and executed and delivered to Pizza a counterpart signature page to Pizza’s Amended and Restated Limited Liability Company Agreement, as then in effect (the “LLC Agreement”).

(c)            Amendments and Waivers. This Agreement may be amended and any provision hereof waived only with the written consent of both of the parties.

(d)            Notices. All notices, requests and demands under this Agreement must be in writing and, unless otherwise expressly provided therein, shall be delivered by hand, sent by facsimile, sent by email, or sent by United States mail, first-class postage prepaid, addressed as follows:

Piestro:	Piestro, Inc.

1438 9th Street

Santa Monica, CA 90401

Attention: Kevin Morris

Email: kevin@wavemaker.vc

with a copy to:	Prospera Law, LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, California 90067

Attention: Donald S. Lee, Esq.

Facsimile No.: (424) 239-1882

Email: dlee@prosperalaw.com

Pizza:	800 Degrees Pizza, LLC

2109 Rheims Drive

Carrollton, TX 75006
Attn: Tommy Lee
Email: t.lee@800degrees.com

with a copy to:	Buckingham, Doolittle & Burroughs, LLC

3800 Embassy Parkway, Suite 300

Akron, OH 44333

Attn: Jon R. Stefanik

Email: JStefanik@bdblaw.com

Notices, requests or demands hereunder shall be deemed given (i) three (3) business days after being deposited in the U.S. mail, postage prepaid, if sent by U.S. mail, (ii) upon confirmation of transmission, if sent by facsimile, (iii) when delivered, if delivered in person, (iv) when delivered, if sent by overnight courier service, and (v) when sent if by e-mail. Any party to this Agreement may rely on signatures of the parties thereto that are transmitted by fax, emailed “pdf” file or other electronic means as fully as if originally signed.

(e)            No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising any right, remedy, power or privilege under this Agreement or shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(f)             Survival of Representations and Warranties. All representations and warranties made under this Agreement and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive their execution and delivery.

(g)            Headings Descriptive. Section headings have been inserted in this Agreement for convenience only and shall not be construed to be a part thereof.

(h)            Severability. Every provision of this Agreement is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(i)             Integration. All exhibits and schedules to this Agreement shall be deemed to be a part of this Agreement. This Agreement and the Warrant Certificates embody the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings between them with respect to the subject matter hereof and thereof.

(j)             Governing Law; Consent to Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of Los Angeles County, California or the federal courts of the United States for the Central District of California and no other courts.

(k)            Assignment. This Agreement and the rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement, or assign the rights or delegate the duties hereunder or thereunder, without the prior written consent of the other party.

(l)             Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(m)           Counterparts. This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document.

(n)            Facsimile or pdf Signatures. This Agreement may be executed by any party by delivery of a facsimile or pdf signature, which signature shall have the same force and effect as an original signature.

(o)            Pronouns. References to any form of third person pronouns herein (he, she or it) shall be deemed to include all other forms, as appropriate, and all such references shall be deemed to include both plural and singular.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Warrant Purchase Agreement to be duly executed as of the date and year first above written.

PIESTRO:

Piestro, Inc.,
a Delaware corporation

By:
Name:
Title:

PIZZA:

800 Degrees Pizza, LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 1

TO WARRANT PURCHASE AGREEMENT

Purchaser	Warrants (no. of Shares or Units into which Warrant is exercisable)
800 Degrees Pizza, LLC	564,798 Shares, which is the number of Shares equal to 10% of the fully-diluted Shares as of the date of this Agreement
Piestro, Inc.	100 Units, which is the number of Units equal to 10% of the fully-diluted Units as of the date of this Agreement

The term “fully-diluted” where used above means such ownership assuming the exercise of all outstanding options or warrants to acquire Shares or Units, as applicable.

SCHEDULE 2(h)(i)

TO WARRANT PURCHASE AGREEMENT

Warrants to purchase 32,967 shares of Common Stock of Piestro

Piestro has reserved 831,760 shares of Common Stock of Piestro under its stock incentive plan, of which 831,758 shares are subject to outstanding stock options.

EXHIBIT A-1

TO WARRANT PURCHASE AGREEMENT

FORM OF WARRANT FOR PIESTRO WARRANTS

[see attached]

EXHIBIT A-2

TO WARRANT PURCHASE AGREEMENT

FORM OF WARRANT FOR PIZZA WARRANTS

[see attached]